Consent of Independent Auditors


 We consent to the reference to our firm under ITEM 20 for Other Services and to the use of our report dated April 17, 2000, except for Note 5, as to which the date is April 25, 2000, in the Registration Statement (Form N-2 file number 811-09751) of Fortress Registered Investment Trust.

                               /s/  Ernst & Young LLP

 New York, New York
 May 25, 2000